  Exhibit 99.1

Schedule of Independent Contractors, Consideration Paid and Number of Shares Issued

Name	Total Compensation	Total Shares
Alvarez, Kimberly	$6,548.74	77,961
Alvarez, Mario	$50,655.84	603,046
Alvarez, Nathan	$12,055.74	143,521
Alvarez, Ryan	$23,257.63	276,877
Alvarez, Stephanie	$3,698.83	44,034
Arana, Jose A	$19,626.44	233,648
Bursztyn, Leon	$12,758.22	151,884
Chang, Chai Wei (Jamie)	$50,000.00	595,238
Chen, Robert	$20,209.27	240,587
Chen, Wen Ying (Niki)	$5,000.00	59,524
Cron, Larry	$15,160.53	180,483
Fields, Mark	$25,000.00	297,619
Gonzalez, Manuel	$4,250.00	50,595
Gonzalez, Marisol	$4,250.00	50,595
Gutierrez, Isidoro	$35,194.02	418,976
Gutierrez, Jaysen	$6,360.07	75,715
Gutierrez, Richard	$25,116.46	299,005
Haxby, Sandra	$12,000.00	142,857
Hobbs, Kenneth	$30,376.89	361,630
Jones, Leslie	$5,251.20	62,514
Luo, Hongye	$10,000.00	119,048
Matula, Tim	$12,137.00	144,488
McEwen, David S	$20,833.34	248,016
Mulligan, Susan	$18,310.59	217,983
Ng, Song Lin (Dean)	$5,000.00	59,524
Pickard, Kevin	$28,750.00	342,262
Raza, Hamad	$30,000.00	357,143
Schwarz, Oliver	$25,000.00	297,619
Shaw, Jerilyn	$30,000.00	357,143
Smith, Steve O	$20,864.94	248,392
Stjepovic, Snezana	$24,847.63	295,805
Stowell, Ann	$31,303.29	372,658
Tay, Yong Shing (Henry)	$10,000.00	119,048
Trujillo, Carlos	$32,448.79	386,295
Waggoner, Kenneth	$28,040.52	333,816
Weissman, Samantha	$770.00	9,167
Yang, James (Shih-Hsiung)	$6,666.66	79,365

Totals	$701,742.64	8,354,081